Exhibit 10.48

AMENDMENT NO. 1

TO

BI PATENT LICENSE AGREEMENT

This Amendment No. 1 (“Amendment”) is made to that certain BI Patent License Agreement (“Agreement”) dated March 6, 2000, between BI Incorporated (“BI”) and Instantel Inc. (“Instantel”).

Whereas both parties have agreed to amend the Agreement as follows:

1.	Subparagraph 1.1.2 of the Agreement is hereby amended to read as follows:

1.1.2	“BI Patent” means one or more of the following Letters Patent of the United States, Canada, Australia, and New Zealand all of which are owned by BI, as well as any foreign patent, U.S. continuation or divisional, or other patent that has priority based on one or more of the following Letters Patent of the United States, Canada, Australia, and New Zealand:

U.S. Patent 4,952,913	“Tag For Use With Monitoring System” issued August 28, 1990

U.S. Patent 4,885,571	“Tag For Use With Personal Monitoring System” issued December 5, 1989

Canadian Patent 1,299,660	“Tag For Use With Personal Monitoring System” issued April 28, 1992

Australian Patent 590,701	“Tag For Use With Personal Monitoring System” issued March 8, 1990

New Zealand patent 219,982	“Tag For Use With Personal Monitoring System” issued April 14, 1987

2.	The Agreement is hereby amended to eliminate any future royalties payable by Instantel.

3.	BI and Instantel acknowledge that BI granted a non-exclusive license to Elmo-Tech Ltd and its parent, Dmatek Ltd., as well as their subsidiaries and affiliates (hereafter collectively referred to as “DMATEK”) under a separate agreement for the use of U.S. Patent 4,952,913. BI hereby represents that it will not agree to any assignment or sublicense by DMATEK of its non-exclusive license to any other company, entity or persons in the Health Care Market.

4.	BI Incorporated hereby agrees that it will not enter into any new agreements to license the BI Patent to any further company, entity or persons for use in the Health Care Market. Notwithstanding the foregoing, BI will continue to honor the terms and conditions of existing license agreements and provide Instantel with the identity of the parties to such agreements and, subject to any confidentiality obligations, the terms of such agreements.

5.	Subject to payment by BI to Instantel of US$17,500.00, Instantel hereby reinstates the license granted under that certain License Agreement (“License Agreement”) dated September 25, 1997 between Instantel, Inc and BI Incorporated for U.S. Patent No. 5,374,921, “Fibre Optic Security and Communications Link”. The parties agree and acknowledge that this payment is payment in full for any and all past due amounts under the License Agreement and that no interest, late fees or other charges will be assessed by Instantel.

Capitalized terms used herein, and not otherwise defined, shall have the meaning set forth in the Agreement. All other terms and conditions of the Agreement, except as expressly amended herein, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have given effect to this Amendment by signing below:

BI Incorporated

By:	/s/ Michael E. Harberd
(Signature)

Date: 11-30-2004

Assistant Secretary
(Title)

Instantel Inc.

By:	/s/ Daniel A. Gunther
(Signature)

Date: November 23, 2004

President and CEO
(Title)